CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 22, 2017

Date of Report

(date of earliest event reported):

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55867	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12001 N. Central Expressway., Suite 825

Dallas, Texas 75243

(Address of principal executive offices (zip code)

(877) 210-4396

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.. [ ]

ITEM 8.01 Other Events

On November 22, 2017, the Board of Directors of GEX Management, Inc., a Texas corporation (the “Company”), unanimously resolved that the Company declare a dividend on its outstanding common stock on the basis of four for three (4 for 3), with all fractional shares to be rounded up to the nearest whole share, with any shares needed for such rounding to be authorized and issued by the Company, and such dividend to be subject to a mandatory exchange of certificates, so that the net effect of the dividend is a four for three (4 for 3) forward split of the outstanding common stock.

The Company will file an amendment to this Current Report on Form 8-K to announce the FINRA effective date of the dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GEX MANAGEMENT, INC.

Date: December 1, 2017	/s/ Carl Dovil
Carl Dorvil, Chief Executive Officer

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